UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2007

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	0-25331	94-1788300
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 Harrison Street, 2nd Floor, San Francisco, CA 94105

(Address and zip code of principal executive offices)

(415) 541-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 5, 2007, Critical Path, Inc. (the “Company”) issued a press release announcing that it had entered into a definitive merger agreement with CP Holdco, LLC (“Newco”) and CP Merger Co., a wholly owned subsidiary of Newco (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”). The Merger is subject to shareholder approval and other customary closing conditions. If the Merger is consummated, holders of the Company’s common stock (other than Newco and shareholders entitled to and who properly exercise dissenters’ rights under California law) will receive $0.102 in cash (less interest and any required withholding taxes) for each share of common stock they own. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL PATH, INC.

By:	/s/ James A. Clark
Name: James A. Clark
Title: Executive Vice President and
Chief Financial Officer

Date: December 6, 2007